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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): DECEMBER 5, 2008

                     PENSECO FINANCIAL SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

       PENNSYLVANIA                000-23777                23-2939222
      (State or other       (Commission File Number)     (I.R.S. Employer
       jurisdiction                                     Identification No.)
     of incorporation)

         150 NORTH WASHINGTON AVENUE, SCRANTON, PENNSYLVANIA, 18503-1848
               (Address of principal executive offices) (Zip code)

                                 (570)-346-7741
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  [X] Written communications pursuant to Rule 425 under the Securities Act
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On December 5, 2008, Penseco Financial Services Corporation, a Pennsylvania corporation ("Penseco"), its direct wholly-owned subsidiary, Penn Security Bank and Trust Company, a Pennsylvania commercial bank and trust company ("Penn Security"), and Old Forge Bank, a Pennsylvania commercial bank ("Old Forge"), entered into an Agreement and Plan of Merger ("merger agreement"). The merger agreement provides that, upon the terms and subject to the conditions set forth in the merger agreement, Old Forge, in a two-step transaction, will merge with and into Penn Security, with Penn Security continuing as the resulting institution in the Merger (the "merger"). Following the merger, Penn Security will continue to operate as the banking subsidiary of Penseco. Each of the directors of Old Forge, as well as one shareholder holding approximately 9.99% of the voting power of Old Forge, has entered into a voting agreement with Penseco to vote all of his, her or its shares of Old Forge common stock for approval of the merger agreement and merger.

      At the effective time and as a result of the merger, each issued and outstanding share of common stock, $2.50 par value per share, of Old Forge will be converted, at the election of the holder thereof, into the right to receive Penseco common stock, or cash, or a mixture of Penseco common stock and cash, having a value equivalent to the sum of (i) $31.127 in cash and (ii) a number of shares of Penseco common stock equal to $72.631 divided by a pre-closing average Penseco common stock price described in the merger agreement, subject to a minimum of 1.8261 shares of Penseco common stock and a maximum of 2.0183 shares of Penseco common stock (collectively, the "merger consideration"). Old Forge shareholders will be entitled to elect to receive the merger consideration in shares of Penseco common stock, in cash or in a combination of stock and cash, subject to proration if either stock or cash is oversubscribed. Notwithstanding the foregoing, the merger agreement gives Penseco discretion to issue additional cash consideration if any Old Forge shareholder would own greater than 5% of Penseco following the transaction.

      The initial board of directors of the resulting institution will be comprised of all the current members of the directors of Penn Security and three Old Forge directors.

      It is a condition to the closing of the merger that Vincent O'Bell, Executive Vice President and Chief Operating Officer of Old Forge and Michael Jake, Executive Vice President and Chief Financial Officer of Old Forge, enter into an employment protection agreement with Penseco which contemplates that Mr. O'Bell and Mr. Jake will be entitled to salary continuation and other benefits in the event that their service with the resulting institution is terminated without cause or they resign for good reason.

      Penseco, Penn Security and Old Forge have made representations, warranties and covenants in the merger agreement, including, among others, with respect to Old Forge, covenants to conduct its business in the ordinary course between the execution of the merger agreement and consummation of the merger and not to engage in certain kinds of transactions during this period. Penseco, Penn Security and Old Forge have each agreed to use their respective reasonable best efforts to consummate the merger, including using their reasonable best efforts to take all steps necessary to obtain required regulatory approvals and third-party consents. Old Forge has also made covenants to cause a meeting of its shareholders to be held to consider approval of the merger agreement and merger and for its board of directors, subject to certain exceptions, to recommend adoption and approval of the merger agreement and merger to its shareholders. In addition, Old Forge has agreed that neither it nor its representatives will solicit proposals relating to alternative mergers, acquisitions or similar transactions or, subject to certain exceptions, enter into discussions or negotiations concerning, or furnish non-public information in connection with, any such alternative transactions.

      Consummation of the merger is subject to customary conditions, including approval by Old Forge's shareholders, the registration of the offering by Penseco of its common stock to the shareholders of Old Forge, the absence of any legal prohibition on consummation of the merger, obtaining required regulatory

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approvals, the accuracy of the representations and warranties (subject generally to a material adverse effect standard), the material performance of all covenants and obligations, having no more than a certain amount of Old Forge shares dissent to the merger pursuant to Pennsylvania law, and the delivery of customary legal opinions as to the federal tax treatment of the merger.

      The merger agreement contains certain termination rights for both Old Forge and Penseco, and further provides that, upon termination of the merger agreement under specified circumstances, Old Forge will be required to pay Penseco a termination fee of $1,856,000 or will be required to reimburse Penseco for its expenses in connection with the transaction in an amount not to exceed $575,000.

      The foregoing description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the merger agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

      The merger agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of Penseco, Penn Security and Old Forge. The assertions embodied in those representations and warranties were made for purposes of the merger agreement and are subject to qualifications and limitations agreed by the respective parties in connection with the negotiation of the terms of the merger agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from that which an investor might view as material, or may have been used for purposes of allocating risk between the respective parties, rather than establishing matters as facts. Investors should read the merger agreement together with the other information concerning Penseco that it publicly files in reports and statements with the United States Securities and Exchange Commission (the "SEC").

      Penseco will be filing a registration statement, which will include a proxy statement/prospectus of Penseco and Old Forge, and other relevant documents concerning the merger with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC's website, http://www.sec.gov/. In addition, documents filed with the SEC by Penseco will be available free of charge by written request to Mr. Patrick Scanlon, Penn Security Bank & Trust Company, 150 North Washington Avenue, Scranton, Pennsylvania, 18503 or oral request to Mr. Scanlon at 570.346.7741, extension 2316.

      This report contains certain forward-looking statements about the proposed acquisition of Old Forge by Penseco. These statements include, among others, statements regarding the composition of the board of directors following the merger. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Penseco and Old Forge, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Penseco and Old Forge are engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that Penseco files with the SEC.

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ITEM 8.01 OTHER EVENTS.

       On December 5, 2008, Penseco issued a press release announcing that it had entered into the merger agreement with Old Forge. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

      The following exhibits are filed with this Form 8-K:

            Exhibit No.        Description
            -----------        -----------
            2.1                Agreement and Plan of Merger, dated as of
                               December 5, 2008, by and among Penseco
                               Financial Services Corporation, Penn Security
                               Bank and Trust Company and Old Forge Bank

            99.1*              Press Release dated December 5, 2008*

        * Previously filed.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PENSECO FINANCIAL SERVICES CORPORATION


Date:  December 9, 2008                  By: /s/ Craig W. Best
                                             -------------------------------
                                             Craig W. Best
                                             President and CEO